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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3

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Section 7.3 Indenture                                                                              Distribution Date:       11/15/99
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                   0.00
             Class B Principal Payment                                                   0.00
             Class C Principal Payment                                                   0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                   0.00
             Class B Principal Payment                                                   0.00
             Class C Principal Payment                                                   0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                   7,233,500.00
             Class B Note Interest Requirement                                     428,886.43
             Class C Note Interest Requirement                                     560,310.01
                       Total                                                     8,222,696.44

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                      8.51000
               Class B Note Interest Requirement                                      8.88056
               Class C Note Interest Requirement                                      8.28677

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                     850,000,000
               Class B Note Principal Balance                                      48,295,000
               Class C Note Principal Balance                                      67,615,000

(iv)    Amount on deposit in Owner Trust Spread Account                         14,488,650.00

(v)     Required Owner Trust Spread Account Amount                              14,488,650.00


                                                                                By:
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                                                                                    Name:  Patricia M. Garvey
                                                                                    Title: Vice President
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